SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

On June 13, 2006, Level 3 Communications, Inc. (the "Company") issued a press release announcing that it has called for redemption all of its outstanding 9-1/8% Senior Notes due 2008 and 10-1/2% Senior Discount Notes due 2008. The redemption date for each of these notes will be July 13, 2006.

The 9-1/8% Senior Notes due 2008 will be redeemed at a redemption price equal to 100% of the principal amount of those notes plus accrued and unpaid interest to but not including the redemption date. The aggregate principal amount of 9-1/8% Senior Notes due 2008 to be redeemed is $398,407,000. The 10-1/2% Senior Discount Notes due 2008 will be redeemed at a redemption price equal to 101.75% of the principal amount at maturity of those notes plus accrued and unpaid interest to but not including the redemption date. The aggregate principal amount at maturity of 10-1/2% Senior Discount Notes due 2008 to be redeemed is $62,091,000.

Additional information regarding the redemption of these notes is available from The Bank of New York, the trustee with respect to these issues of notes.

The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference as if set forth in full.


Item 9.01.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  None

         (b)      Pro Forma Financial Information

                  None

(c)      Shell Company Transactions

                  None

         (d)      Exhibits

     99.1 Press Release, dated June 13, 2006, of Level 3 Communications, Inc. relating to the calling for redemption of its 9-1/8% Senior Notes due 2008 and 10-1/2% Senior Discount Notes due 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Level 3 Communications, Inc.

                                     By:     /s/ Neil J. Eckstein
                                         Neil J. Eckstein, Senior Vice President

Date:  June 16, 2006